                                                              Exhibit (d)(1)(ix)


                                 AMENDMENT NO. 3
                                     TO THE
                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT


         AMENDMENT NO. 3 to the Amended and Restated Investment Management Agreement ("Amendment No. 3"), dated as of November 22, 2002, between EQ Advisors Trust, a Delaware business trust the ("Trust") and The Equitable Life Assurance Society of the United States, a New York stock life insurance company ("Equitable" or "Manager").

         The Trust and Equitable agree to modify and amend the Amended and Restated Management Agreement dated as of May 1, 2000 ("Agreement") and as amended by Amendment No. 1 dated as of September 1, 2000 and Amendment No. 2 dated as of September 1, 2001 (collectively, the "Amendments"), as follows:

          1. Appendix A. Appendix A to the Agreement and Amendments, which set forth the Portfolios of the Trust for which Equitable is appointed investment manager, and

          2. Appendix B. Appendix B to the Agreement and Amendments, which set forth the fees payable to Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

                                          THE EQUITABLE LIFE ASSURANCE
         EQ ADVISORS TRUST                SOCIETY OF THE UNITED STATES



           /s/ Steven M. Joenk              /s/ Peter D. Noris
         ------------------------         ----------------------------------
         Steven M. Joenk                  Peter D. Noris
         Vice President and Chief         Executive Vice President and Chief
         Financial Officer                Investment Officer

                                                              Exhibit (d)(1)(ix)


                                   APPENDIX A

                                 AMENDMENT NO. 3
                                     TO THE
                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                                   Portfolios


EQ/Alliance International Portfolio
EQ/Alliance Common Stock Portfolio
EQ/Alliance Growth and Income Portfolio
EQ/High Yield Portfolio
    (fka EQ/Alliance High Yield Portfolio)
EQ/Alliance Intermediate Government
Securities Portfolio
EQ/Money Market Portfolio
EQ/Aggressive Stock Portfolio
    (fka Alliance Aggressive Stock Portfolio)
EQ/Alliance Premier Growth Portfolio
EQ/Alliance Technology Portfolio
EQ/Alliance Quality Bond Portfolio
EQ/Alliance Small Cap Growth Portfolio
EQ/Balanced Portfolio
    (fka Alliance Balanced Portfolio)
EQ/Bernstein Diversified Value Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian International Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Capital Guardian U.S. Equity Portfolio
EQ/Evergreen Omega Portfolio
    (fka Evergreen Portfolio)
EQ/Equity 500 Index Portfolio
    (fka Alliance Equity Index Portfolio)
EQ/FI Mid Cap Portfolio
EQ/FI Small/Mid Cap Value Portfolio
    (fka Warburg Pincus Small Co. Value Portfolio)
EQ/International Equity Index Portfolio
    (fka BT International Equity Index Portfolio)
EQ/Janus Large Cap Growth Portfolio
EQ/J.P. Morgan Core Bond Portfolio
    (fka JPM Core Bond Portfolio)
EQ/Lazard Small Cap Value Portfolio
EQ/Marsico Focus Portfolio
EQ/Mercury Basic Value Equity Portfolio
    (fka Merrill Lynch Basic Value Equity Portfolio)
EQ/MFS Investors Trust Portfolio
    (fka MFS Growth with Income Portfolio)
EQ/MFS Emerging Growth Companies Portfolio
EQ/Emerging Markets Equity Portfolio
EQ/Putnam Growth & Income Value Portfolio
EQ/Putnam International Equity Portfolio
EQ/Putnam Voyager Portfolio
    (fka EQ/Putnam Growth Investors Portfolio)
EQ/Small Company Index Portfolio
    (fka BT Small Company Index Portfolio)

                                                              Exhibit (d)(1)(ix)


                                   APPENDIX B

                                 AMENDMENT NO. 3
                           TO THE AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

------------------------------------------------------------------------------------------------------------------------------

                              (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS) (FEE ON ALL ASSETS)
------------------------------------------------------------------------------------------------------------------------------
INDEX PORTFOLIOS
--------------------------------------- --------------------------------------------------------------------------------------
EQ/Equity 500 Index                          0.250%
--------------------------------------- --------------------------------------------------------------------------------------
EQ/International Equity Index                0.350%
--------------------------------------- --------------------------------------------------------------------------------------
EQ/Small Company Index                       0.250%
--------------------------------------- --------------------------------------------------------------------------------------


                                      (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------------------------------------------------------------------------------------------------------------------------------
                                                     FIRST            NEXT             NEXT           NEXT
DEBT PORTFOLIOS                                   $750 MILLION    $750 MILLION      $1 BILLION    $2.5 BILLION   THEREAFTER
---------------                                   ------------    ------------      ----------    ------------   ----------
------------------------------------------------ --------------- ---------------- --------------- ------------- --------------
EQ/High Yield                                        0.600%          0.575%           0.550%         0.530%        0.520%
------------------------------------------------ --------------- ---------------- --------------- ------------- --------------
EQ/Alliance Intermediate Government Securities       0.500%          0.475%           0.450%         0.430%        0.420%
------------------------------------------------ --------------- ---------------- --------------- ------------- --------------
EQ/Alliance Money Market                             0.350%          0.325%           0.300%         0.280%        0.270%
------------------------------------------------ --------------- ---------------- --------------- ------------- --------------
EQ/Alliance Quality Bond                             0.525%          0.500%           0.475%         0.455%        0.445%
------------------------------------------------ --------------- ---------------- --------------- ------------- --------------
EQ/J.P. Morgan Core Bond                             0.450%          0.425%           0.400%         0.380%        0.370%
------------------------------------------------ --------------- ---------------- --------------- ------------- --------------


                                       (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------------------------------------------------------------------------------------------------------------------------------
                                               FIRST             NEXT                              NEXT
EQUITY PORTFOLIOS                           $1 BILLION        $1 BILLION     NEXT $3 BILLION    $5 BILLION      THEREAFTER
-----------------                           ----------        ----------          ----------    ----------      ----------
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Alliance Common Stock                      0.550%            0.500%           0.475%           0.450%          0.425%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Alliance Growth and Income                 0.600%            0.550%           0.525%           0.500%          0.475%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Alliance International                     0.750%            0.700%           0.675%           0.650%          0.625%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Alliance Premier Growth                    0.900%            0.850%           0.825%           0.800%          0.775%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Alliance Small Cap Growth                  0.750%            0.700%           0.675%           0.650%          0.625%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Alliance Technology                        0.900%            0.850%           0.825%           0.800%          0.775%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Aggressive Stock                           0.650%            0.600%           0.575%           0.550%          0.525%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Balanced                                   0.600%            0.550%           0.525%           0.500%          0.475%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Bernstein Diversified Value                0.650%            0.600%           0.575%           0.550%          0.525%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Calvert Socially Responsible               0.650%            0.600%           0.575%           0.550%          0.525%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Capital Guardian International             0.850%            0.800%           0.775%           0.750%          0.725%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Capital Guardian Research                  0.650%            0.600%           0.575%           0.550%          0.525%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Capital Guardian U.S. Equity               0.650%            0.600%           0.575%           0.550%          0.525%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Evergreen Omega                            0.650%            0.600%           0.575%           0.550%          0.525%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/FI Small/Mid Cap Value                     0.750%            0.700%           0.675%           0.650%          0.625%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/FI Mid Cap                                 0.700%            0.650%           0.625%           0.600%          0.575%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Janus Large Cap Growth                     0.900%            0.850%           0.825%           0.800%          0.775%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Lazard Small Cap Value                     0.750%            0.700%           0.675%           0.650%          0.625%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Marsico Focus                              0.900%            0.850%           0.825%           0.800%          0.775%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Mercury Basic Value Equity                 0.600%            0.550%           0.525%           0.500%          0.475%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/MFS Emerging Growth Companies              0.650%            0.600%           0.575%           0.550%          0.525%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/MFS Investors Trust                        0.600%            0.550%           0.525%           0.500%          0.475%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Emerging Markets Equity                    1.150%            1.100%           1.075%           1.050%          1.025%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Putnam Growth & Income Value               0.600%            0.550%           .0525%           0.500%          0.475%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Putnam International Equity                0.850%            0.800%           0.775%           0.750%          0.725%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------
EQ/Putnam Voyager                             0.650%            0.600%           0.575%           0.550%          0.525%
---------------------------------------- ------------------ ---------------- ---------------- --------------- ----------------